Exhibit 5.1

June 14, 2019

BB&T Corporation

200 West Second Street

Winston-Salem, NC 27101

Re: Registration Statement on Form S-4 relating to the Agreement and Plan of Merger, dated as of February 7, 2019, by and between BB&T

Corporation and SunTrust Banks, Inc.

Ladies and Gentlemen:

I am Senior Executive Vice President, General Counsel, Secretary and Chief Corporate Governance Officer of BB&T Corporation, a North Carolina corporation (the “Corporation”). My opinion has been requested with respect to the Registration Statement on Form S-4 (File No. 333-230179) (as amended from time to time, through the date of this opinion, the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit thereto) filed with the Securities and Exchange Commission (the “Commission”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to (i) 586,382,410 shares of the Corporation’s common stock, par value $5.00 per share (the “Common Shares”), (ii) 1,725 shares of the Corporation’s perpetual preferred stock, series I, par value $5.00 per share (the “Series I Preferred Stock”), (iii) 1,025 shares of the Corporation’s perpetual preferred stock, series J, par value $5.00 per share (the “Series J Preferred Stock”), (iv) 5,000 shares of the Corporation’s perpetual preferred stock, series K, par value $5.00 per share (the “Series K Preferred Stock”), (v) 7,500 shares of the Corporation’s perpetual preferred stock, series L, par value $5.00 per share (the “Series L Preferred Stock”), (vi) 5,000 shares of the Corporation’s perpetual preferred stock, series M, par value $5.00 per share (the “Series M Preferred Stock” and together with the Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock and Series L Preferred Stock, the “Preferred Stock”), (vii) 6,900,000 depositary shares (evidenced by depositary receipts) each representing a 1/4,000th interest in a share of Series I Preferred Stock (the “Series I Depositary Shares”), (viii) 500,000 depositary shares (evidenced by depositary receipts) each representing a 1/100th interest in a share of Series K Preferred Stock (the “Series K Depositary Shares”), (ix) 750,000 depositary shares (evidenced by depositary receipts) each representing a 1/100th interest in a share of Series L Preferred Stock (the “Series L Depositary Shares”), (x) 500,000 depositary shares (evidenced by depositary receipts) each representing a 1/100th interest in a share of Series M Preferred Stock (the “Series M Depositary Shares” and together with the Series I Depositary Shares, Series K Depositary Shares and Series L Depositary Shares, the “Depositary Shares” and together with the Common Shares and the Preferred Stock, the “Securities”), in each case to be issued in connection with the merger contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 7, 2019, between the Corporation and SunTrust Banks, Inc., a Georgia corporation (“SunTrust”), pursuant to which SunTrust will merge with and into the Corporation, with the Corporation surviving the merger. This opinion is provided pursuant to the requirements of Item 21(a) of Form S-4 and Item 601(b)(5) of Regulation S-K.

BB&T Corporation

June 14, 2019

In connection with the foregoing, I, or others who report to me, have examined such records, documents and proceedings as we have deemed relevant as a basis for the opinion expressed herein. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, minutes, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinion set forth below.

In making such examination and in rendering the opinion set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents, and the legal capacity of all individuals executing any of the foregoing documents. We have also assumed that the Corporation will continue to be in good standing through the date upon which the Securities are issued. We have also assumed the Merger (as defined in the Merger Agreement) will be consummated in accordance with the terms of the Merger Agreement, without waiver of any condition, or amendment or waiver of any other term, relevant to the subject matter of this opinion.

Based on and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein, it is my opinion that:

(1) When the Registration Statement has become effective under the Securities Act and the Common Shares have been duly issued and delivered as provided in the Merger Agreement, as contemplated by the Registration Statement, the Common Shares will be validly issued, fully paid and nonassessable.

(2) When the Registration Statement has become effective under the Securities Act, articles of amendment to the Articles of Incorporation of the Corporation with respect to the Preferred Stock substantially in the form filed as an exhibit to the Registration Statement have been duly filed with the Secretary of State of the State of North Carolina and the Preferred Stock has been duly issued and delivered as provided in the Merger Agreement, as contemplated by the Registration Statement, the Preferred Stock will be validly issued, fully paid and nonassessable.

(3) When the terms of each series of Depositary Shares and of their issuance have been duly established in conformity with the terms of the applicable deposit agreement under which such series of Depositary Shares have been issued (each, a “Deposit Agreement” and collectively, the “Deposit Agreements”) so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, the Registration Statement has become effective under the Securities Act, the Deposit Agreements have been duly assumed by the Corporation pursuant to the Merger Agreement, the Preferred Stock represented by the Depositary Shares has been issued as contemplated by the Registration Statement and has been received by the depositary upon conversion of the corresponding series of perpetual preferred stock of SunTrust into the applicable series of Preferred Stock, and the depositary receipts evidencing the Depositary Shares have been issued in accordance with the applicable Deposit Agreement and have become the issued Depositary Shares of the Corporation as contemplated by the Registration Statement, the depositary receipts evidencing the Depositary Shares will be duly authorized.

BB&T Corporation

June 14, 2019

This opinion is limited to the laws of the State of North Carolina, excluding local laws of the State of North Carolina (i.e., the statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions of, or authorities or quasi-governmental bodies constituted under the laws of, the State of North Carolina and judicial decisions to the extent they deal with any of the foregoing), and no opinion is expressed as to the effect of the laws of any other jurisdiction.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the joint proxy statement/prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

This opinion is given on the basis of the law and the facts existing as of the date hereof. I undertake no obligation to advise you of any changes in applicable law or any other matters that may come to my attention after the date hereof.

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BB&T Corporation

June 14, 2019

Very truly yours,

/s/ Robert J. Johnson, Jr.
Robert J. Johnson, Jr.
Senior Executive Vice President, General Counsel, Secretary and Chief Corporate Governance Officer